UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2011

Stratasys, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-13400	36-3658792
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

7665 Commerce Way, Eden Prairie, Minnesota	55344
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (952) 937-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 3, 2011, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Solidscape, Inc., a Delaware corporation (“Solidscape”), Granite Acquisition Corporation, a Delaware corporation and our wholly-owned subsidiary (“Merger Sub”), and the Controlling Stockholders identified in the Merger Agreement, pursuant to which we acquired all of the outstanding shares of capital stock of Solidscape in a cash-for-stock transaction where all of the outstanding shares of capital stock of Solidscape and all in-the-money options to purchase shares of common stock of Solidscape will be exchanged for an aggregate purchase price of $38 million, plus certain purchase price adjustments.  Under the terms of the Merger Agreement, Merger Sub merged with and into Solidscape, with Solidscape surviving as our wholly-owned subsidiary (the “Merger”). The Merger Agreement has been unanimously approved by our board of directors.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

The Merger was consummated simultaneously with the execution and delivery of the Merger Agreement as disclosed in Item 2.01 of this Form 8-K.

Item 2.01.              Completion of Acquisition or Disposition of Assets.

On May 3, 2011 (the “Closing Date”), we completed the acquisition of Solidscape pursuant to the terms of the Merger Agreement referenced in Item 1.01 of this Form 8-K (the “Closing”).  On the Closing Date, Merger Sub merged with and into Solidscape, with Solidscape surviving as our wholly-owned subsidiary (the “Merger”).  Pursuant to the Merger, we acquired all of the outstanding shares of capital stock of Solidscape in a cash transaction in which all outstanding shares of capital stock and all in-the-money options to purchase shares of common stock of Solidscape were converted into the right to receive aggregate cash consideration of approximately $38 million plus certain purchase-price adjustments.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 to this Form 8-K and is incorporated herein by reference.  Please refer to the exhibits referred to in Item 9.01 below and to the press release issued on May 3, 2011, attached hereto as Exhibit 99.1, announcing the completion of the Merger and certain other matters (the “Press Release”).

Concurrently with the Closing, we entered into non-competition and non-solicitation agreements with certain significant stockholders of Solidscape (“Non-Competition Agreements”), pursuant to which such signatories have agreed, for a period of three years, not to compete with the business of Solidscape and not to solicit customers of Solidscape’s business or Solidscape’s employees.

The foregoing description of the Non-Competition Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Non-Competition Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01.              Regulation FD Disclosure.

In the Press Release, we provided information about expected effects that the Merger will have on our earnings per share for 2011.

Forward-Looking Statements

All statements herein that are not historical facts or that include such words as “expects,” “anticipates,” “projects,” “estimates,” “vision,” “could,” “potential,” “planning”, “intends”, “desires” or “believes” or similar words constitute forward-looking statements covered by the safe harbor protection of the Private Securities Litigation Reform Act of 1995. Except for the historical information herein, the matters discussed in this news release are forward-looking statements that involve risks and uncertainties. These include statements regarding projected revenue and income in future quarters; the size of the 3D printing market; our objectives for the marketing and sale of our Dimension® and uPrint® 3D Printers; our WaveWash™ support removal system; and our Fortus® 3D Production Systems, particularly for use in direct digital manufacturing (DDM); the demand for our proprietary consumables; the expansion of our paid parts service; and our beliefs with respect to the growth in the demand for our products. Other risks and uncertainties that may affect our business include our ability to penetrate the 3D printing market; the success of our distribution agreement with HP; our ability to achieve the growth rates experienced in preceding quarters; our ability to introduce, produce and market consumable materials, and the market acceptance of these materials; the impact of competitive products and pricing; our timely development of new products and materials and market acceptance of those products and materials; the success of our recent R&D initiative to expand the DDM capabilities of our core FDM technology; and the success of our RedEyeOnDemandTM and other paid parts services. They also include statements about future financial and operating results of our company after the acquisition of Solidscape and anticipated benefits of the acquisition.  Actual results may differ from those expressed or implied in our forward-looking statements.  Such forward-looking statements involve and are subject to certain risks and uncertainties, which may cause our actual results to differ materially from those discussed in a forward-looking statement.  Such risk factors include our ability to successfully integrate and market Solidscape products, our ability to retain Solidscape management and our ability to protect and defend Solidscape intellectual property. These statements represent beliefs and expectations only as of the date they were made. We may elect to update forward-looking statements, but we expressly disclaim any obligation to do so, even if our beliefs and expectations change. In addition to the statements described above, such forward-looking statements are subject to the risks and uncertainties described more fully in our current report on Form 8-K filed in connection with the completion of our acquisition of Solidscape and in our reports filed or to be filed with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q.

In addition to the specific risks identified in the preceding paragraph,  please refer to the risk factors included in Item 8.01 of this Form 8-K.

The foregoing information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01.              Other Events.

Acquisition of Solidscape, Inc.

As described in Item 2.01 of this Form 8-K, on May 3, 2011, we completed the acquisition of Solidscape.  Solidscape is a leading manufacturer of high-precision 3D printers, materials and software for rapid prototyping and manufacturing, able to print solid models that are designed using computer aided design (CAD).

Solidscape printers incorporate innovative technology and materials that advance the state-of-the-art in computer-controlled fabrication of master patterns by providing high standards in surface finish, accuracy and material castability.

Solidscape printers are marketed worldwide and are used principally for lost wax investment casting and mold making applications; production of small parts and assemblies used in consumer electronics; biomedical products, orthopedics, dental prosthetics and orthodontic appliances; jewelry, toys and video games; and power generation.

Solidscape has more than 3,000 systems installed in over 65 countries around the world, across diverse applications.  Sales and support are conducted directly by Solidscape personnel and an established Value Added Reseller network (VAR).

Solidscape was incorporated in February 1994 with headquarters in Merrimack, New Hampshire.

Financial Results of Solidscape

In calendar year 2010, Solidscape recorded total revenues of $13.4 million with EBITDA of approximately $4.5 million.

Reference is made to Item 9.01 of this Form 8-K for further information about financial statements of Solidscape and related financial information.

Risks Related to the Acquisition of Solidscape

In addition to the risk factors disclosed in our annual report and quarterly reports filed with the Securities and Exchange Commission, our stockholders and investors should consider the following risk factors involved in our acquisition of Solidscape.  Throughout the following risk factors, Stratasys is referred to as “we,” “us,” and “our.”

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If we cannot attract and retain management and other personnel with experience in the areas of Solidscape’s business focus, we will not be able to manage and grow this business. We intend to rely on Solidscape’s management and employees to continue to operate the Solidscape business and to help us deepen our penetration of the market for 3D printers using CAD.  If we are unable to retain Solidscape’s experienced and knowledgeable employees, or to attract replacement employees if necessary, Solidscape’s business, operations and sales may suffer, and we may not acquire sufficient knowledge to successfully operate the Solidscape business or achieve the benefits anticipated from the acquisition.

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If we are unable to protect Solidscape’s intellectual property, our reputation and our competitive position may be materially damaged.  Solidscape’s intellectual property includes trade secrets regarding its technology and the design and manufacture of its products.  Solidscape has historically used confidentiality agreements and other measures to protect its trade secret technology.  However, it is the nature of trade secrets that misappropriation may be difficult to detect and the rights of the trade secret owner may be difficult to enforce.  If we are unable to prevent the unauthorized use of Solidscape’s intellectual property, including trade secrets, we may lose a competitive advantage.  Our failure to adequately protect Solidscape’s intellectual property could have a material adverse effect on our reputation, brand and revenue, results of operations and earnings.

●
If Solidscape’s manufacturing process or facility is disrupted, sales of Solidscape’s products could be disrupted, and we could incur unforeseen costs.  Final assembly of Solidscape’s products is performed at a single location in the U.S.  If the operations of that facility are disrupted, we would be unable to fulfill customer orders for the period of the disruption.  We would not be able to recognize revenue on orders that we could not ship, and we might need to modify our standard sales terms to secure the commitment of new customers during the period of the disruption and perhaps longer.  Depending on the cause of the disruption, we could incur significant costs to remedy the disruption and resume product shipments.  Such a disruption could have a material adverse effect on our revenue, results of operations and earnings.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The financial information required to be filed with respect to the acquired business described in Item 2.01 has not been filed on this initial Form 8-K.  Instead, the financial information will be filed by amendment within 71 calendar days after the due date for the initial filing of this report with the Commission, as permitted by Item 9.01(a)(4) of Form 8-K.

(b)           Pro Forma Financial Information.

The pro forma financial information required to be filed with respect to acquired business described in Item 2.01 has not been filed on this initial Form 8-K.  Instead, the pro forma financial information will be filed by amendment within 71 calendar days after the due date for the initial filing of this report with the Commission, as permitted by Item 9.01(b)(2) of Form 8-K.

(d)           Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 3, 2011 by and among Stratasys, Inc., Solidscape, Inc., Granite Acquisition Corporation and certain Controlling Stockholders party thereto.

10.1	Form of Non-Competition and Non-Solicitation Agreement.

99.1	Press Release issued by Stratasys, Inc. on May 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATASYS, INC.
(Registrant)

Date: May 4, 2011	By:	/s/ Robert F. Gallagher
Name: Robert F. Gallagher
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of May 3, 2011 by and among Stratasys, Inc., Solidscape, Inc., Granite Acquisition Corporation and certain Controlling Stockholders party thereto.

10.1	Form of Non-Competition and Non-Solicitation Agreement.

99.1	Press Release issued by Stratasys, Inc. on May 3, 2011.